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                                                                     Exhibit 3.3
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             State of Utah
         Department of Commerce
Division of Corporation and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 11 day of Sept. 1997 in the office of this Division and hereby issue this Certificate
thereof.                     ARTICLES OF AMENDMENT

Examiner            Date 9/12/97
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                                    TO THE

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            KORLA T. WOODS  ARTICLES OF INCORPORATION
            Division Director
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                                      OF

                          LANSTAR SEMICONDUCTOR INC.

          Pursuant to the provision of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE I
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          The name of the Corporation is LANSTAR SEMICONDUCTOR INC.
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                                  ARTICLE II
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          The following amendment to the Articles of Incorporation was unanimously adopted by the Board of Directors of the Corporation effective as of August 26, 1997, and by the Shareholders of the Corporation on September 9, 1997, for the purpose of increasing the number of authorized shares. The amendment alters Article IV of the original Articles of Incorporation, and the full text of Article IV, as hereby amended, is as follows:
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                   CAPITALIZATION. THE CORPORATION SHALL HAVE
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               THE AUTHORITY TO ISSUE 250,000,000 SHARES OF

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               STOCK EACH HAVING A PAR VALUE OF ONE-TENTH OF
               ONE CENT (1 MIL). ALL STOCK OF THE CORPORATION

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               SHALL BE OF THE SAME CLASS AND SHALL HAVE THE

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               SAME RIGHTS AND PREFERENCES. FULLY PAID STOCK
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               OF THE CORPORATION SHALL NOT BE LIABLE FOR
               FURTHER CALL OR ASSESSMENT. THE AUTHORIZED
               TRADING SHARES SHALL BE ISSUED AT THE DISCRETION
               OF THE DIRECTORS.

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                                  ARTICLE III
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         The number of shares of the Corporation that were outstanding and entitled to vote on the date of the adoption of the above-stated amendment was 48,763,269 shares. A total of 28,320,648 shares were present and entitled to vote on the above stated amendment. A total of 28,216,598 shares were voted in favor of the amendment. A total of 101,925 shares were voted agaiinst the amendment. A total of 2,125 shares abstained from said vote.

         IN WITNESS WHEREOF, the undersigned Chairman, having been duly authorized, has executed the foregoing Articles of Amendment for the Corporation under penalty of perjury this 10th day of September, 1997.


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                                              MAXIE R. SMITH, CHAIRMAN
    STATE OF TEXAS

    COUNTY OF DALLAS

    This Articles of Amendment to the Articles of Incorporation of Lanstar Semiconductor Inc. was acknowledged before me on this the 10th day of September, 1997, by Maxie R. Smith.

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                                                  CHERYL L. MOSELEY
                                              Notary Public, State of Texas

    My Commission Expires:
    3-22-98